EXHIBIT 10.2
SEVENTH AMENDMENT TO THE
COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN
     WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the Community Health Systems, Inc. 401(k) Plan (the “Plan”); and
     WHEREAS, the Company has retained the right to amend the Plan in Section 8.1 of the Plan; and
     WHEREAS, the Company desires to amend the Plan with respect to certain provisions of the Pension Protection Act of 2006.
     NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of the dates set forth herein:
     1. Effective as of January 1, 2007, Section 6.5(c)(2) of the Plan is hereby deleted and replaced in its entirety as follows:
     (2) The Participant must be informed of the right to defer receipt of the distribution and the consequences of failing to defer receipt of the distribution. For notices issued before the 90th day after the issuance of Treasury Regulations with respect to such notices (unless future Internal Revenue Service guidance otherwise requires), such notices will include: (i) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (ii) the portion of the summary plan description that contains any special rules that might affect materially a Participant’s decision to defer; thereafter, such notices shall include the information required under the Treasury Regulations. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions that are required under Section 6.5(d).
     2. Effective as of January 1, 2007, the first sentence of Section 6.5(c)(3) of the Plan is hereby deleted and replaced in its entirety as follows:
     Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than one hundred and eighty (180) days before the Annuity Starting Date.
     3. Effective as of January 1, 2007, Section 6.5(c)(4) of the Plan is hereby deleted and replaced in its entirety as follows:
     Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than one hundred and eighty (180) days before the Annuity Starting Date.

     4. Effective as of April 6, 2007, Section 6.12 of the Plan is hereby amended to add the following at the end of Section 6.12:
     Notwithstanding the foregoing, a domestic relations order will not fail to be a qualified domestic relations order (“QDRO”) solely (1) because the order is issued after, or revises, another domestic relations order or QDRO, or (2) because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.
     5. Effective as of January 1, 2008, Section 6.14(b)(2) of the Plan is hereby deleted and replaced in its entirety as follows:
     An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to account separately for amounts transferred into such plan from this Plan, or a qualified trust described in Code Section 401(a), and that accepts the “distributee’s” “eligible rollover distribution.” However, in the case of an “eligible rollover distribution” to the surviving spouse or a non-spouse Beneficiary who is a “Designated Beneficiary” under Code Section 401(a)(9)(E) and the Treasury Regulations thereunder, an “eligible retirement plan” is an individual retirement account or individual retirement annuity. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p).
     6. Effective as of January 1, 2008, Section 6.14(b)(3) of the Plan is hereby deleted and replaced in its entirety as follows:
     A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse, the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), and the Employee’s non-spouse Beneficiary who is a “Designated Beneficiary” under Code Section 401(a)(9)(E) and the Treasury Regulations thereunder, are “distributees” with regard to the interest of the spouse or former spouse. Notwithstanding the foregoing, a distribution to a non-spouse Beneficiary is not subject to the direct rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f), or the mandatory withholding requirements of Code Section 3405(c). If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover. If the Employee’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary. Notwithstanding the foregoing, a non-spouse Beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance. If the Participant dies before his/her required beginning date and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Reg. §1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse Beneficiary’s distribution.
     7. Except as otherwise provided in this Seventh Amendment, the provisions of the Plan shall remain in full force and effect.
     SIGNED this 21st day of DECEMBER, 2007, effective as of the dates set forth herein.

CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ Linda Parsons
Title: VICE PRESIDENT